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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                   BIW LIMITED
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             (Exact name of registrant as specified in its charter)

             CONNECTICUT                                  04-3617838
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

           230 Beaver Street
         Ansonia, Connecticut                             06401-0426
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(Address of principal executive offices)                  (Zip Code)


If this form relates to the                 If this form relates to the
registration of a class of                  registration of a class of
securities pursuant to Section              securities pursuant to Section
12(b) of the Exchange Act and is            12(g) of the Exchange Act and is
effective pursuant to General               effective pursuant to General
Instruction A.(c), please check the         Instruction A.(d), please check the
following box. [X]                          following box. [ ]


           Securities Act registration statement file number to which this form relates: 333-84508


        Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                         Name of each exchange on which
      to be so registered                         each class is to be registered
  --------------------------                      ------------------------------
  COMMON STOCK, NO PAR VALUE                         AMERICAN STOCK EXCHANGE


        Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
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                                (Title of Class)
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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The security being registered is the common stock, no par value (the "Common Stock"), of BIW Limited, a Connecticut corporation (the "Company"). The description of the Common Stock set forth in the Section captioned "Description of BIW Limited Capital Stock," included in the Proxy Statement and Prospectus contained in the Registration Statement on Amendment No. 2 to Form S-4 of the Company, File No. 333-84508, filed with the Securities and Exchange Commission on May 20, 2002 and declared effective by the Securities and Exchange Commission on May 20, 2002 (the "S-4 Registration Statement"), is incorporated herein by reference. A copy of the description of the Common Stock set forth in the Section captioned "Description of BIW Limited Capital Stock" from the S-4 Registration Statement is also attached as Exhibit No. 5 to this Registration Statement on Form 8-A pursuant to Rule 12b-32 of the Exchange Act.

ITEM 2. EXHIBITS.

EXHIBIT NO.     DESCRIPTION
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1.              Registration Statement of the Company on Amendment No. 2 to
                Form S-4 (File No. 333-84508) filed May 20, 2002 and declared effective by the Securities and Exchange Commission on May 20, 2000, incorporated by reference herein.

2. Certificate of Incorporation of the Company filed on March 13, 2002 incorporated by reference to Exhibit C to the Proxy Statement and Prospectus included in the S-4 Registration Statement.

3. Bylaws of the Company are incorporated by reference to Exhibit D to the Proxy Statement and Prospectus included in the S-4 Registration Statement.

4.              Specimen certificate of Common Stock.

5. The description of the Common Stock set forth in the Section captioned "Description of BIW Capital Stock" from the Proxy Statement and Prospectus included in the S-4 Registration Statement.

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                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date:  June 28, 2002              BIW LIMITED
                                  (Registrant)

                                  By: /s/ John S. Tomac
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                                      John S. Tomac
                                      President and Treasurer